                                                                   EXHIBIT 10.25

                          TEJON DERMODY INDUSTRIAL LLC

                            STANDARD INDUSTRIAL LEASE

                                  (NET-NET-NET)

Date of Lease for Reference Purposes: March 25, 2002

Landlord:  Tejon Dermody Industrial LLC, a Delaware limited liability company

Tenant:  Daisytek, Incorporated, a Delaware corporation.

Trade Name (dba): Daisytek

1.       LEASE TERMS

         1.01 PREMISES: The Premises referred to in this Lease contain an approximately three hundred twenty-five thousand nine hundred fifty-four (325,954) rentable square foot portion of the building (the "Building") containing approximately six hundred fifty-one thousand nine hundred nine (651,909) rentable square feet as shown on EXHIBIT A attached to this Lease, which is located on the legal parcel of land (the "LAND") described on EXHIBIT A-1 attached to this Lease. The parties hereby stipulate to the rentable square footage of the Premises and Building as set forth above. The address of the Premises is: 4049 Industrial Parkway, Unit 103 Wheeler Ridge, California. The base building specifications for the Building and Premises are set forth on EXHIBIT B-2 attached to this Lease.

         1.02 FACILITY: The Land, Building and all other improvements on the Land.

         1.03 PROJECT: Tejon Industrial Complex, which currently consists of approximately three hundred fifty (350) acres of land and improvements including the Building located thereon as shown on EXHIBIT A-2.

         1.04 TENANT'S NOTICE ADDRESS: After the Commencement Date, Tenant's Notice Address is the address of the Premises as defined in Section 1.01 unless otherwise specified here. Prior to the Commencement Date, Tenant's Notice Address shall be: 1025 Central Expressway, South, Allen, Texas 75013, Attn:
Michael Bishoff.

         1.05 LANDLORD'S NOTICE ADDRESS: Landlord's Notice Address is 4436 Lebec Road, Lebec, California 93243, Attention: Director of Real Estate Marketing and General Counsel; with a concurrent copy to: c/o DP Partners, Regional Leasing Manager, 1200 Financial Boulevard, Reno, Nevada 89502.

         1.06 TENANT'S PERMITTED USE: warehousing and distribution of computer and pre-packaged, "consumer-ready" office supplies, including but not limited to toner and ink jet cartridges, fax supplies and diskettes, and related office uses, in full compliance with the terms of this Lease.

         1.07     LEASE TERM: The Lease Term shall be for a period of fifteen
(15) years and four (4) months, commencing on March 1, 2002 (the "LEASE COMMENCEMENT DATE") and expiring fifteen (15) years thereafter on June 30, 2017 (the "LEASE EXPIRATION DATE"), unless terminated sooner in accordance with the terms of this Lease.

         1.08 BASE MONTHLY RENT: The monthly rental payments to be made in lawful money of the United States of America in the monthly amounts reflected below. The "RENT COMMENCEMENT DATE" shall mean the first day of the fifth (5th) month of the Lease Term (i.e., July 1, 2002).

                Months of Lease Term               Monthly Base Rent Per Rentable Square Foot
                --------------------               ------------------------------------------
                1 -- 4                             $0.00

                5 -- 12                            $71,985.51        (based upon $2.65 per
                                                                     Rentable Square Foot per year)

                13 -- 24                           $74,697.79        (based upon $2.75 per
                                                                     Rentable Square Foot per year)

                25 -- 36                           $77,414.08        (based upon $2.85 per
                                                                     Rentable Square Foot per year)

                37 -- 48                           $79,315.47        (based upon $2.92 per
                                                                     Rentable Square Foot per year)

                49 -- 60                           $80,901.78        (based upon $2.9784 per
                                                                     Rentable Square Foot per year)

                61 -- 72                           $82,520.69        (based upon $3.038 per
                                                                     Rentable Square Foot per year)

                73 -- 84                           $84,170.29        (based upon $3.09873 per
                                                                     Rentable Square Foot per year)

                85 -- 96                           $85,853.57        (based upon $3.1607 per
                                                                     Rentable Square Foot per year)

                97 -- 108                          $87,570.80        (based upon $3.22392 per
                                                                     Rentable Square Foot per year)

                109 -- 120                         $89,322.26        (based upon $3.28840 per
                                                                     Rentable Square Foot per year)

                121 -- 132                         $91,108.49        (based upon $3.35416 per
                                                                     Rentable Square Foot per year)

                133 -- 144                         $92,930.84        (based upon $3.42125 per
                                                                     Rentable Square Foot per year)

                145 -- 156                         $94,789.32        (based upon $3.48967 per
                                                                     Rentable Square Foot per year)

                157 -- 168                         $96,685.02        (based upon $3.55946 per
                                                                     Rentable Square Foot per year)

                169 -- 184                         $98,618.74        (based upon $3.63065 per
                                                                     Rentable Square Foot per year)

         1.09     SECURITY DEPOSIT:  None.

         1.10 PROPORTIONATE SHARE: Tenant's Proportionate Share is fifty percent (50%) based upon the total Rentable Square Footage of the Building and the Rentable Square Footage of the Premises. If there is a change in the square footage of either the Building or the Premises during the Lease Term, Tenant's Proportionate Share shall be adjusted accordingly.

         1.11 PARKING: Tenant is entitled to two hundred (200) passenger vehicle parking spaces within that portion of the Common Areas on the Land designated for vehicle parking, subject to the provisions of Article 8 of this Lease. Tenant is also entitled to (i) temporarily park its trailers immediately in front of the truck doors serving the Premises and (ii) fifty (50) trailer parking spaces within that portion of the Common Areas identified on EXHIBIT A attached hereto and identified as "Tenant's Trailer Parking", subject to the provisions of Article 8 of this Lease.

         1.12 GUARANTOR: Daisytek International Corporation, a Delaware corporation

2.       DEMISE AND POSSESSION

         2.01 Landlord leases to Tenant and Tenant leases from Landlord the Premises. Tenant shall be entitled to possession of the Premises as of the Commencement Date. By entering the Premises, Tenant acknowledges that it has examined the Premises and accepts the Premises in their present, "AS-IS" condition, provided that Landlord shall be and remain responsible (i) for the construction of the Tenant Improvements, as defined in and pursuant to the terms and conditions set forth in EXHIBIT B-1 attached hereto, (ii) for Landlord's maintenance and repair obligations set forth in Section 13.04 below at all times during the Lease Term, (iii) to correct any defects in any of the base building systems in the Premises (which systems are described on EXHIBIT B-2 attached hereto i.e., excluding any defect directly resulting from any tenant improvements Tenant may install in the Premises) during the first year of the Lease Term, and (iv) to repair any latent defect in the construction of the Building (excluding any defect directly resulting from any tenant improvements Tenant may install in the Premises) at all times during the Lease Term. Except as provided above, nothing contained in this Lease, including any Exhibits hereto, shall be interpreted or is intended in any way as a representation or warranty by Landlord as to the quantity, quality, or fitness of the Premises, including, without limitation, a fitness for any particular

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purpose, each of which is expressly disclaimed by Landlord hereunder. Tenant acknowledges and agrees that, except as provided above, (i) Landlord is not making and has not made at any time any warranties or representations of any kind or character, express or implied, with respect to the Premises or the Project, including, but not limited to, any warranties or representations as to habitability, merchantability, or fitness for a particular purpose, and (ii) except for Landlord's repair and maintenance obligations set forth in this Lease, Tenant is occupying the Premises "as is, where is, with all faults" and Tenant has not relied on and will not rely on, and Landlord is not liable for or bound by, any express or implied warranties, guarantees, statements, representations, or information pertaining to the Project or Premises or relating thereto made or furnished by Landlord or any of its representatives, or any real estate broker or agent representing or purporting to represent Landlord, to whomever made or given, directly or indirectly, verbally or in writing, unless specifically set forth in this Lease.

3.       BASE MONTHLY RENT

         3.01 On the first day of every calendar month of the Lease Term commencing on the Lease Commencement Date, Tenant will pay, without deduction or offset, prior notice or demand, Base Monthly Rent at the place designated by Landlord. However, the fifth month's Base Monthly Rent (Section 1.08) and estimated Additional Rent (Section 5.05) are each due and payable upon execution of this Lease by Tenant. In the event that the Lease Term commences or ends on a day other than the first day of a calendar month, a prorated amount of Base Monthly Rent and estimated Additional Rent shall be due on the first day of the first month immediately following the Lease Commencement Date and/or on the first day of the final month of the Lease Term, as applicable, and will be calculated using a thirty (30) day month.

         3.02 Any installment of Base Monthly Rent, Additional Rent or any other charge payable which is not paid within five (5) business days after it becomes due will be considered past due and Tenant will pay to Landlord as Additional Rent a late charge equal to five percent (5%) of the delinquent amount. If Tenant shall be served with a demand for the payment of past due rent, any payments tendered thereafter to cure any default by Tenant shall be made only by cashier's check. All past due amounts of Base Monthly Rent and Additional Rent, including, without limitation, late charges and all other amounts payable by Tenant under the terms of this Lease, shall bear interest from the due date thereof until paid at per annum interest rate (the "DEFAULT RATE") equal to the lesser of (i) the maximum amount permitted under applicable laws, or (ii) the rate publicly announced by Bank of America, N.A. (or if Bank of America, N.A. ceases to exist, the largest bank then headquartered in the State of California) as its "Prime Rate" (also known as its "Reference Rate"). If the use of the announced Prime/Reference Rate is discontinued by Bank of American, then the term Prime or Reference Rate shall mean the announced rate charged by the bank that is, from time to time, substituted for the Prime/Reference Rate. All such interest shall constitute Additional Rent due under this Lease.

4.       COMMON AREAS

         4.01 The term, "COMMON AREA" or "COMMON AREAS," is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Land that are provided and designated by Landlord for the nonexclusive use of Landlord, Tenant and other tenants of the Building and their respective employees, agents, customers, representatives and invitees. Common Areas include, but are not limited to, all parking areas, loading and unloading areas, trash areas, sidewalks, walkways, parkways, driveways, corridors, pump house facility, landscaped areas and any restrooms used in common by tenants of the Building. The term, "PROJECT COMMON AREA" or "PROJECT COMMON AREAS," is defined as all areas and facilities designated as "Maintenance Property" from time to time under and pursuant to that certain Declaration of Covenants, Conditions, Restrictions and Reservation of Easements for Tejon Industrial Complex executed by Tejon Industrial Corp., a California corporation, as Declarant, and Petro Travel Plaza LLC, as Other Owner, recorded in the official records of Kern County, California on September 19, 2000, as Instrument No. 0200116816 (the "CC&RS").

         4.02 Subject to the terms of this Lease, Tenant, its employees, agents, representatives, customers and invitees have the nonexclusive right (in common with other tenants, Landlord, and any other person or entity granted use by Landlord) to use of the Common Areas and any roadways that constitute a part of the Project Common Areas. Tenant agrees to abide by and conform to, and to cause its employees, agents, customers, representatives and invitees to abide by and conform to all Rules and Regulations established by Landlord subject to the provisions of Article 24.

         4.03 Tenant acknowledges and agrees that Landlord has the right, in its sole discretion, from time to time, to undertake any of the following so long as it does not unreasonably interfere with Tenant's use or enjoyment of the Premises and provided that the number of passenger vehicle and trailer spaces remains unchanged and that neither the proximity of such spaces to the Premises nor the flow of traffic in and out of the Building is materially and adversely affected: (i) make changes to the Common Areas and/or the Project Common Areas, including without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, ingress, egress, direction of driveways, entrances, corridors parking areas and walkways; (ii) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (iii) add additional buildings and improvements to the Building and/or Common Areas; (iv) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof; and (v) do and perform any other acts or make any other changes in, to or with respect to the Common Areas and Project as Landlord may, in the exercise of sound business judgment, deem to be necessary or appropriate.

5.       ADDITIONAL RENT

         5.01 All charges and all other amounts payable by Tenant under this Lease other than Base Monthly Rent are defined herein as "ADDITIONAL RENT." Unless this Lease provides otherwise, Additional Rent is to be paid with the next monthly installment of Base Monthly Rent. The term "RENT" whenever used in this Lease includes both Base Monthly Rent and Additional Rent.

         5.02 A. The term, "OPERATING COSTS," means all costs and expenses of ownership, operation, maintenance, management, repair and insurance incurred by Landlord for or with respect to the Facility, including, but not limited to, the following: all supplies, materials, labor and equipment, used in or related to the operation and maintenance of the Facility, all utilities related to the Common Areas, including but not limited to the following (if and to the extent applicable): water, electricity, gas, telecommunications, heating, lighting, sewer, cable, and waste disposal related to the maintenance or operation of the Common Areas of the Facility; a property management fee, whether paid to a third-party management company or managed by Landlord or an affiliate thereof, equal to two and one-half percent (2.5%) of monthly Rent to reimburse Landlord for the costs and fees incurred by Landlord in connection with the management of this Lease and the Premises and Facility; all maintenance and service agreements, including but not limited to, fire life safety, security (if and to the extent Landlord elects, in its sole discretion, to maintain security services for the Building) and trash removal, related to the maintenance or operation of the Facility; all sums due under the CC&Rs that are assessed against the Facility from time to time; all insurance premiums, deductibles and retentions, and other costs of fire, casualty, and liability coverage, rent abatement and earthquake insurance and any other type of insurance related to the Facility; all operation, maintenance and repair costs to the Common Areas (excluding capital costs associated with the expansion or creation of new Common Areas), including but not limited to, sidewalks, walkways, parkways, parking areas, loading and unloading areas, trash areas, driveways, corridors, and landscaped area, including for example, costs of resurfacing (but not more frequently than once each five years) and restriping parking areas; all maintenance and repair costs of the Facility, including, without limitation, building exteriors, restrooms used in common by tenants, signs and directories of the Facility, painting, asphalt repair and replacement, and roof maintenance and repair; and amortization (along with reasonable financing charges) of capital replacements and/or improvements made to the Project which may be required by any government authority, law, rule, code, or regulation, or which will improve the operating efficiency of the Facility, not to exceed the amount of such savings. Landlord shall use commercially reasonable efforts to minimize Operating Costs in accordance with industry practices of similarly situated institutional landlords with projects similar to the Facility and Project.

                  B. Tenant shall pay to Landlord as Additional Rent Tenant's Proportionate Share of the Operating Costs as provided in this Article
5. Tenant's payment of Tenant's Proportionate Share of the Operating Costs shall be paid by Tenant with and in addition to the monthly payment of Base Monthly Rent, provided that Tenant's obligation to pay shall not commence until the Rent Commencement Date. Tenant shall, if Landlord so elects, pay to Landlord on a monthly basis, in advance, the amount which Landlord reasonably estimates to be Tenant's Proportionate Share of the Operating Costs, as set forth in Section
5.05 below. In the event of such election by Landlord, then on or before April 1 of each calendar year (commencing as of April 1, 2003), Landlord shall deliver to Tenant a statement of Tenant's Proportionate Share of the Operating Costs for the prior calendar year. In the event that the amount which Tenant has paid to Landlord on account of the estimated Operating Costs is less than its Proportionate Share of such actual Operating Costs for the applicable calendar year, Tenant shall pay such difference to Landlord on the next Base Monthly Rent payment date. In the event that Tenant has paid to Landlord more than its share of such actual Operating Costs, the amount of such difference shall be credited against Tenant's payments of Operating Costs next due or if such period is at the end of the Lease Term the amount of any such overpayment shall be promptly refunded to Tenant.

                  C. Failure by Landlord to provide Tenant with a statement by April 1st of each year shall not constitute a waiver by Landlord of its right to collect Tenant's Proportionate Share of Operating Costs or estimates for any period, as Landlord's right to charge Tenant for such expenses as Additional Rent in subsequent periods is not waived.

                  D. Subject to the provisions of this Paragraph 5.02D, Tenant shall have the right to inspect Landlord's records with respect to Operating Costs during normal business hours at Landlord's business premises upon reasonable notice and in a reasonable manner, at Tenant's sole cost and expense,

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but not more frequently than annually. Tenant shall conduct such audit, if at all, within 6 months following receipt of any statement of Operating Costs provided in subsection 5.02 above. Tenant shall provide Landlord not less that ten (10) business days written notice upon Tenant's exercise of the audit right provided herein. In the event an audit reflects an overcharge by Landlord of five percent (5%) or more, Landlord will reimburse Tenant for all reasonable, third-party costs incurred by Tenant in connection with such audit.

         5.03 A. The term, "REAL PROPERTY TAXES," means (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Facility;
(ii) any tax or fee on Landlord's right to receive, or the receipt of, rent or income from the Facility or against Landlord's business of leasing the Facility,
(iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Facility by any governmental agency; (iv) any tax imposed upon this transaction, or based upon a re-assessment of the Facility due to a change in ownership or transfer of all of part or Landlord's interest in the Facility; (v) any charge or fee replacing, substituting for, or in addition to any tax previously included within this definition of Real Property Taxes; (vii) special taxes and/or other assessments due under the Tejon Ranch Public Facilities Financing Authority Community Facilities District No. 2000-1 (Tejon Industrial Complex Public Improvements) (the "TEJON DISTRICT"); and (vii) Landlord's cost of any tax protest relating to any of the above. Real Property Taxes do not, however, include Landlord's federal, state, or local income, franchise, inheritance or estate taxes.

                  B. Tenant shall pay to Landlord as Additional Rent Tenant's Proportionate Share of the Real Property Taxes as provided in this
Article 5, commencing as of the Rent Commencement Date. Such payment shall be paid by Tenant semi-annually prior to the date on which the Real Property Taxes are due, upon being invoiced for such taxes in addition to the monthly payment of Base Monthly Rent or, alternatively, Tenant shall, if Landlord so elects, pay to Landlord on a monthly basis, in advance, the amount which Landlord reasonably estimates to be Tenant's Proportionate Share of the Real Property Taxes, as provided in Section 5.05 below. In the event of such election by Landlord, Landlord shall periodically determine Tenant's share of the actual Real Property Taxes, and in the event that the amount which Tenant has paid to Landlord on account of the Real Property Taxes is less than its share of such actual Real Property Taxes, Tenant shall pay such difference to Landlord on the next Base Monthly Rent payment date. In the event that Tenant has paid to Landlord more than its share of such actual Real Property Taxes, the amount of such difference shall be credited against Tenant's payment of Real Property Taxes next due. If the Lease Term is expired then Landlord shall promptly refund any such overpayment to Tenant.

                  C. Tenant will pay prior to delinquency all taxes and assessments charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant will have personal property taxes billed separately from the Facility. If any of Tenant's personal property is taxed with the Facility, Tenant will pay Landlord the taxes for the personal property upon demand by Landlord.

         5.04 Based on Tenant's Proportionate Share specified in Section 1.10, Tenant agrees to pay as Additional Rent to Landlord its share of any utility surcharges or any other costs resulting from the statutes or regulations, or interpretations thereof, enacted by any governmental authority in connection with the use or occupancy of the Project or any part thereof by Tenant.

         5.05 Landlord, by completing this Section 5.05 has elected to have Tenant pay a monthly estimate of the Additional Rent due from Tenant in amount equal to $0.0554 per rentable square foot of the Premises, i.e, Eighteen Thousand Fifty-Seven and 85/100 Dollars ($18,057.85). Landlord shall make adjustments to this estimate based upon actual costs incurred and projected future costs, but not more frequently than two (2) times per calendar year. Landlord shall periodically determine the balance between Additional Rent payable by Tenant and Additional Rent actually paid by Tenant and make adjustments in accordance with Sections 5.02 and 5.03 above. Until such time that Landlord delivers an adjustment statement to Tenant, Tenant shall continue to make monthly payments of Additional Rent based upon the estimate above or, in the future, on the last statement so delivered to Tenant.

6.       INTENTIONALLY OMITTED

7.       USE OF PREMISES; QUIET CONDUCT

         7.01 The Premises may be used and occupied only for Tenant's Permitted Use as set forth in Section 1.06 and for no other use or purpose, without obtaining Landlord's prior written consent, which may given or withheld in Landlord's reasonable discretion. Tenant will comply, at Tenant's sole cost and expense, with the CC&Rs, the water quality regulations and management practices of the Tejon-Castac Water District, to the extent applicable to Tenant's use of the Premises) and all laws, codes, ordinances, orders, rules and regulations affecting the Premises. Tenant will not perform any act or carry on any practices that may injure the Project, the Building or the Premises or be a nuisance or menace, or disturb

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the quiet enjoyment of other tenants in the Project or Building including, but not limited to, equipment which causes vibration, use or storage of chemicals (other than pre-packaged, "consumer-ready" office supplies stored in compliance with all applicable laws, or heat or noise which is not properly insulated. Tenant will not cause, maintain or permit any outside storage on or about the Premises other than trailers parked in Tenant's trailer parking spaces. The keeping of a dog or other animal other than seeing-eye dogs on or about the Premises is expressly prohibited.

         7.02 As used in this Article 7., the following terms shall have the following meanings:

                  A. The term, "ENVIRONMENTAL LAWS," means all federal, state, and local statutes, laws, rules, regulations, and ordinances relating to the protection of human health or environmental matters, including, without limitation, those relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the release or threatened release of Hazardous Substances (as hereinafter defined) and the generation, use, storage, transportation, or disposal of Hazardous Substances, in any manner applicable to Tenant or the Project, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. 9601 et seq.); the Hazardous Material Transportation Act (49 U.S.C. 1801 et seq.); the Resource Conservation and Recovery Act of 1976 (42 U.S.C. 6901 et seq.); the Federal Water Pollution Control Act (33 U.S.C 1251 et seq.); the Clean Air Act (42 U.S.C. 7401 et seq.); the United States Environmental Protection Agency's Rules Concerning Underground Storage Tanks; the Toxic Substances Control Act of 1976 (15 U.S.C. 2601 et seq.); the Safe Drinking Water Act (42 U.S.C. 300 et seq.); the Occupational Safety and Health Act of 1970 (29 U.S.C. 651 et seq.); the Federal Hazardous Substances Act (15 U.S.C. 1261 et seq.); the Emergency Planning and Community Right-to-Know Act (42 U.S.C. 11001 et seq.); the Porter-Cologne Water Quality Control Act (Cal. Wat. CodeSection 13020 et seq.); the Safe Drinking Water and Toxic Enforcement Act of 1986 (Cal. Health & Safety CodeSection 25249.5 et seq.); the Hazardous Waste Control Act (Cal. Health & Safe Code Section 25100 et seq.); the Hazardous Materials Release Response Plans & Inventory Act (Cal. Health & Safety CodeSection 25500 et seq.); and the Carpenter-Presley-Tanner Hazardous Substances Account Act (California Health and Safety Code, Section 25300 et seq.); each as heretofore and hereafter amended, modified, replaced or supplemented, and any future or present local, state or federal laws, statutes, rules and regulations promulgated thereunder or pursuant thereto, and any other present or future law, ordinance, rule, regulation, permit or permit condition, order or directive addressing environmental, health or safety issues of or by the federal government, any state or any political subdivision thereof, or any agency, court or body of the federal government, or any state or any political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions which are applicable to the Project or Tenant.

                  B. The term, "HAZARDOUS SUBSTANCES," means (i) any chemical, material, substance, mixture, waste, or item defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "regulated substances," "restricted hazardous waste," "toxic pollutants," "pollutants," "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, without limitation, Environmental Laws, or which is or becomes listed, regulated, or addressed by any federal, state, regional or local governmental authority because it is any way hazardous, toxic, polluting carcinogenic, otherwise adversely affects any part of the environment or creates risks of any such hazards or effects; (ii) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters or other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which (I) pose a hazard to the Project or the Facility or to persons on or about the Project or Facility, or (II) cause the Project or Facility to be in violation of any Environmental Laws; (iii) asbestos in any form which is or could become friable, radon gas, urea formaldehyde foam insulation, polychlorinated biphenyls; (iv) infectious or medical waste; and (v) any other chemical, material or substance, exposure to which is prohibited, limited or regulated under any Environmental Law.

         7.03 Landlord represents and warrants to Tenant that, to Landlord's actual knowledge (without any duty of investigation or inquiry), there are no Hazardous Substances located in, under or on the Facility in violation of Environmental Laws as of the date of this Lease. Tenant represents, warrants, covenants, and agrees that (i) Tenant does not intend to and Tenant will not, nor will Tenant allow any other person or entity (including partnerships, corporations, joint ventures, limited liability companies, and other entities), during the Lease Term to manufacture, process, store, distribute, use, discharge or dispose of any Hazardous Substances in, under or on the Project, the Common Areas (other than Tenant's use of janitorial supplies and those Hazardous Substances used to operate Tenant's forklifts, all of which shall be stored in normal and customary quantities for Tenant's Permitted Use and shall be used, stored, discharged and disposed of in accordance with due care and in strict compliance with applicable Environmental Laws and pre-packaged, "consumer-ready" office supplies used and stored in accordance with all applicable laws (including all Environmental Laws); (ii) Tenant shall notify Landlord promptly in the event of any spill or release of Hazardous Substances into, on, or onto the Facility regardless of the source of spill or release, whenever Tenant knows or reasonably suspects that such a release occurred;

(iii) Tenant will not engage in operations at or from the Facility which could lead to the imposition on the Tenant or the Landlord of liability or the creation of a lien on the Facility under the Environmental Laws; and (iv) Tenant shall, upon twenty-four (24) hour prior notice by Landlord or such shorter period as may be required in the case of emergency, permit Landlord or Landlord's agent access to the Premises to conduct an environmental site assessment with respect to the Facility.

         7.04 Tenant for and on behalf of itself, its successors and assigns, undertakes to and hereby does protect, indemnify, save and defend Landlord, its agents, employees, directors, officers, shareholders, partners, members, affiliates, consultants, independent contractors, representatives, successors and assigns (collectively, "INDEMNITEES") harmless from and against any and all liability, loss, loss of value, damage, cost, claims, penalties, fines, assessments, suits, judgments, and expense, including, without limitation, attorneys' fees and costs and all other costs and expenses of any kind or nature, that Landlord or any other Indemnitee, whether as Landlord or otherwise, may suffer as a result of, with respect to, or in any way related to:

                  A. The violation by Tenant or Tenant's agents, employees, invitees, licensees, representatives, or contractors (individually, a "TENANT PARTY" and collectively, the "TENANT PARTIES") of any Environmental Law, including the assertion of any lien thereunder and any suit brought or judgment rendered regardless of whether the action was commenced by a citizen (as authorized under the Environmental Laws) or by a government agency;

                  B. To the extent caused directly or indirectly by Tenant or any Tenant Party, any spill or release of or the presence of any Hazardous Substances affecting the Facility and/or the Project, including any loss of value of the Facility and Project as a result of a spill or release of or the presence of any Hazardous Substances;

                  C. To the extent caused directly or indirectly by Tenant or any Tenant Party, liability for clean-up, response and all other remediation costs, fines, damages or penalties incurred pursuant to the provisions of any applicable Environmental Laws; and

                  D. To the extent caused directly or indirectly by Tenant or any Tenant Party, liability for personal injury or property damage arising under any statutory or common-law tort theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance, or for the carrying of an abnormally dangerous activity, and response costs.

         7.05 In the event of any spill or release of or the presence of any Hazardous Substances affecting the Facility or other portions of the Project, caused by Tenant or any Tenant Party, and/or if Tenant, or any Tenant Party shall fail to comply with any of the requirements of any Environmental Law, Landlord may, without notice to Tenant, at its election, but without obligation so to do, give such notices and/or cause such work to be performed at the Facility and/or the Project and/or take any and all other actions as Landlord shall reasonably deem necessary or advisable in order to remedy said spill or release of Hazardous Substances or cure said failure of compliance and any amounts paid as a result thereof, together with interest thereon at the Default Rate, shall be paid by Tenant to Landlord as Additional Rent upon demand.

         7.06 Landlord, upon giving Tenant ten (10) business days prior written notice, shall have the right in good faith to pay, settle or compromise, or litigate any claim, demand, loss, liability, cost, charge, suit, order, judgment or adjudication under the belief that Tenant is liable therefor, whether liable or not, without the consent or approval of Tenant unless Tenant within said ten (10) business day period shall protest in writing and simultaneously with such protest deposit with Landlord collateral satisfactory to Landlord (in its reasonable discretion) sufficient to pay and satisfy any penalty and/or interest which may accrue as a result of such protest and any judgment or judgments as may result, together with attorney's and environmental consultants' fees and expenses.

8.       PARKING

         8.01 Tenant and Tenant's customers, suppliers, employees, and invitees have the nonexclusive right to park in common with other tenants in the parking facilities located on the Land as designated by Landlord. Tenant agrees not to use more than the number of passenger vehicle parking spaces described in
Section 1.12 above. Tenant also agrees to park its trailers only in the Tenant's Trailer Parking area or at its docks, as designated on EXHIBIT A attached hereto. Tenant agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right to assign specific passenger vehicle spaces and/or specific truck and/or trailer spaces, without charge to Tenant or other tenants of the Building, make changes in the parking layout from time to time, and to establish reasonable time limits and restrictions on parking.

9.       UTILITIES

         9.01 Tenant will be responsible for arranging and shall pay for all water, gas, heat, light, power, sewer, electricity, janitorial, trash removal, or other services metered, chargeable to or provided to the Premises separate, commencing as of the Commencement Date, in addition to the costs set forth in
Section 5.02 dealing with the utility costs for Common Areas. Landlord reserves the right to install separate meters for any such utility, if and to the extent the same are not separately metered as part of Landlord's Work (as described in EXHIBIT B-1) or cannot be separately metered. To the extent any such utility service is not or cannot be separately metered to the Premises, Tenant shall reimburse Landlord for Tenant's pro rata share of each such utility as reasonably determined by Landlord, commencing as of the Commencement Date.

         9.02 Landlord will not be liable or deemed in default to Tenant nor will there be any abatement of Rent for any interruption or reduction of utilities or services, nor shall any such interruption or reduction constitute a constructive eviction of Tenant. However, if the Premises, or a material portion of the Premises, is made untenantable for a period in excess of three (3) consecutive business days after Landlord's receipt of written notice from Tenant of the failure of utilities or services to the Premises (a "SERVICE FAILURE") and the failure is a direct result of Landlord's negligence, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Base Rent payable hereunder during the period beginning on the fourth (4th) consecutive business day after Landlord's receipt of the notice of the Service Failure and ending on the day the service has been restored. If the entire Premises has not been rendered untenantable by the Service Failure, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises rendered untenantable and not used by Tenant. In no event, however, shall Landlord be liable to Tenant for any loss or damage, direct or indirect, special or consequential, including loss of business arising out of or in connection with the failure. Tenant agrees to comply with energy conservation programs implemented by Landlord by reason of enacted laws or ordinances.

         9.03 Without limiting the provisions of Section 9.01 above, Tenant will contract and pay for all telephone and such other services for the Premises subject to the provisions of Section 10.03.

10.      ALTERATIONS AND MECHANIC'S LIENS

         10.01 Tenant will not make any improvements, additions or alterations to the Premises without Landlord's prior written consent not to be unreasonably withheld, conditioned or delayed. Landlord's consent shall be contingent upon Tenant providing Landlord with such items and information as may be required by Landlord in Landlord's reasonable discretion, including, without limitation, the following items or information, all subject to Landlord's reasonable approval: (i) Tenant's contractor, (ii) certificates of insurance by Tenant's contractor for the same insurance coverage and limits as identified in Sections 11.02B. through 11.02D. below, (iii) detailed plans and specifications for such work, which shall be consistent with the Standard Tenant Improvement Specifications attached hereto as EXHIBIT G, and (iv) in the event any such improvement, alteration or addition costs or is expected to cost in excess of One Hundred Thousand Dollars ($100,000), a payment and performance bond or letter of credit in form acceptable to Landlord, in a principal amount not less than one and one-half (1.5) times the estimated costs of such improvements, additions and/or alterations. The types and amounts of insurance coverage specified above shall be subject to revision by Landlord from time to time in Landlord's reasonable discretion by delivery of written notice by Landlord to Tenant. Tenant agrees that it will have its contractor execute a waiver of mechanic's lien and that Tenant will remove any mechanic's lien placed against the Project within ten (10) business days of receipt of notice of lien or Tenant at its option may bond around such lien. In addition, before alterations may begin, valid building permits and other required permits, approvals, and licenses required must be furnished to Landlord, and, once the alterations begin, Tenant will diligently and continuously pursue their completion. At Landlord's option, any alterations may become part of the realty and belong to Landlord. Tenant, at Landlord's option, shall at Tenant's expense, remove all alterations and repair all damage to the Premises, reasonable wear and tear excepted, at the expiration or earlier termination of this Lease. In the event Tenant desires to construct any alterations without the obligation to remove same upon the expiration or earlier termination of this Lease, then Tenant must request and obtain Landlord's written approval (which may be given or withheld in Landlord's sole discretion) prior to the construction of such alterations to permit Tenant do so. Landlord shall respond to Tenant's request for a determination as to whether or not Tenant must remove any particular alteration promptly after Tenant's request for such a determination, provided Tenant has delivered full and complete information and details to Landlord concerning the proposed alteration.

         10.02 Notwithstanding anything set forth in Section 10.01, Tenant may, with the prior written consent of Landlord, install trade fixtures, equipment, and machinery in conformance with the ordinances of Kern County, provided that they are removed upon termination of its Lease and any damage to the Premises caused by their removal repaired by Tenant at Tenant's sole cost and expense.

         10.03 Any private telephone systems and/or other related telecommunications equipment and lines must be installed within the Premises and, at Landlord's option, upon termination of this Lease removed and the Premises restored to the same condition as before such installation, reasonable wear and tear excepted, at Tenant's sole cost and expense. In the event Tenant desires to install any such systems or equipment without the obligation to remove same upon the expiration or earlier termination of this Lease, then Tenant must request and obtain Landlord's written approval (which may be given or withheld in Landlord's sole discretion) prior to the installation of such systems or equipment to permit Tenant do so. Landlord shall respond to Tenant's request for a determination as to whether or not Tenant must remove any particular systems or equipment promptly after Tenant's request for such a determination, provided Tenant has delivered full and complete information and details to Landlord concerning the proposed systems and equipment.

         10.04 Tenant will pay all costs for alterations and will keep the Premises and the Project free from any liens arising out of work performed for, materials furnished to or obligation incurred by Tenant.

11.      INSURANCE

         11.01 Except as expressly provided as Tenant's Permitted Use, or as otherwise consented to by Landlord in writing in Landlord's sole and absolute discretion, Tenant shall not do or permit anything to be done within or about the Premises which will increase the existing rate of insurance on the Facility and shall, at its sole cost and expense, comply with any requirements, pertaining to the Premises, of any insurance organization insuring the Facility or any portion or component thereof. Tenant agrees to pay to Landlord, as Additional Rent, one hundred percent (not just Tenant's Proportionate Share) of any increases in premiums on policies resulting from Tenant's Permitted Use or other use consented to by Landlord which increases Landlord's premiums or requires extended coverage by Landlord to insure the Premises. Landlord represents to Tenant that, as of the date of this Lease, Tenant's Permitted Use does not cause an increase in premiums associated with Landlord's insurance covering the Facility, provided Landlord does not warrant that such an increase will not occur in the future.

         11.02 Tenant, at all times during the Lease Term and at Tenant's sole cost and expense, will maintain:

                  A. A policy of standard fire and extended coverage insurance with "all risk" coverage on all Tenant's improvements and alterations in or about the Premises (including the Tenant Improvements, as defined in EXHIBIT B-1) and on all personal property and equipment to the extent of at least ninety percent (90%) of their full replacement value, including business interruption of Tenant, together with, if the property of Tenant's invitees is to be kept in the Premises, warehouser's legal liability or bailee customers insurance for the full replacement cost of the property belonging to invitee's and located in the Premises. The proceeds from this policy will be used by Tenant for the replacement of personal property and equipment and the restoration of Tenant's improvements and/or alterations.

                  B. A policy of commercial general liability coverage (occurrence form only) with limits of not less than Two Million Dollars ($2,000,000) (or such higher amount as Landlord shall reasonably determine from time to time) combined single limit for bodily injury and property damage per location if Tenant has multiple locations, insuring against all liability of Tenant and its authorized representatives arising out of or in connection with Tenant's use or occupancy of the Premises. The commercial general liability insurance policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease.

                  C. A policy of business automobile liability insurance having a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance, or use of any owned, hired or non-owned automobiles.

                  D. A policy of workers' compensation insurance having limits not less than those required by state statute and federal statute, if applicable, and covering all persons employed by Tenant in the conduct of its operations on the Premises (including the all states endorsement and, if applicable, the volunteers endorsement), together with employer's liability insurance coverage in the amount of at least One Million Dollars ($1,000,000).

                  E. An umbrella liability policy or excess liability policy having a limit of not less than Ten Million Dollars ($10,000,000.00), which policy shall be in "following form" and shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. Such umbrella liability policy or excess liability policy shall include coverage for additional insureds.

         11.03 All insurance required to be provided by Tenant will: (i) name Landlord and/or Landlord's designated partners, members, and affiliates and property managers as an additional insured, but only with respect to the insurance required under Subsections 11.04.B.,C. and D.; (ii) include an express waiver of any right of subrogation by the insurer in favor of Landlord; (iii) have a deductible or self-insured retention of not more than Ten Thousand Dollars ($10,000.00) per occurrence; (iv) be issued by an insurance company authorized to do business in the state in which the Premises are located and which has and maintains a rating of A/VIII in the Best's Insurance Reports or the equivalent; (v) be primary and noncontributing with any insurance carried by Landlord; and (vi) contain an endorsement requiring at least thirty (30) days prior written notice of cancellation to Landlord before cancellation or change in coverage, scope or limit of any policy. Tenant will deliver to Landlord a certificate of insurance and, if requested by Landlord, a copy of the insurance policies required to be maintained by Tenant hereunder, concurrently with the execution of this Lease and will provide evidence of renewed insurance coverages at each anniversary, and prior to the expiration of any current policies; however, in no event will Tenant be allowed to occupy the Premises before providing adequate and acceptable proof of insurance as stated above. Tenant's failure to provide evidence of this coverage to Landlord will constitute a default under this Lease.

         11.04 Landlord agrees to purchase and keep in full force and effect during the Lease Term, insurance through individual or blanket policies insuring the Building against fire and extended coverage (including, if Landlord elects, "all risk" or "Special Form," earthquake and/or flood coverage) under policies issued by insurers authorized to do business in the state in which the Premises are located and which maintain a rating of A/VIII in the Best's Insurance Reports or the equivalent, with deductibles and the form and endorsements of such coverage as selected by Landlord. Landlord may also carry such other insurance as Landlord may deem prudent or advisable, in such amounts, with such deductibles and upon such terms as Landlord shall determine. The cost of all such insurance maintained by Landlord shall be considered an Operating Cost of the Project pursuant to Paragraph 5.02A above.

         11.05 Notwithstanding any other provision in this Lease to the contrary, Tenant and Landlord each waive any and all rights against the other, or against the officers, employees, agents, partners, owners, and representatives of the other, for the loss of or damage to such waiving party's property or property of others under its control, where such loss or damage is insured against either (i) under an insurance policy required to be in force under this Lease at the time of such loss or damage or (ii) under an insurance policy actually carried by the party with the damaged property regardless of whether or not such policy is required to be carried by such party under this Lease. Tenant and Landlord shall upon obtaining the policies of insurance required hereunder, give notice to the insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease. Further, all insurance which is carried by either party to insure against damage or loss to property shall include provisions denying to each respective insurer rights of subrogation and recovery against the other party.

12.      INDEMNIFICATION AND WAIVER OF CLAIMS

         12.01 Except as provided below, Tenant waives all claims against Landlord for damage to any property in or about the Premises and for injury to any persons, including death resulting therefrom, regardless of cause or time of occurrence. Without limiting the foregoing, Landlord shall not be liable for injury or damage to persons or goods, wares, merchandise or other property of Tenant, Tenant's employees, contractors, invitees, customers, or any other person in or about the Project, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water, or rain, or from the breakage, leakage, obstruction, or other defects or pipes, fire sprinklers, wares, appliances, plumbing, HVAC, or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or upon other portions of the Project, or from other sources or places. Tenant undertakes and hereby does defend, indemnify and hold Landlord harmless from and against any and all claims, actions, proceedings, demands, damages, liabilities, costs, and expenses, including, without limitation, attorney's fees, arising out of, connected with, or resulting from any use of the Premises by Tenant, its employees, agents, visitors, invitees, contractors, or licensees, except to the extent any damage or injury is ultimately determined to be caused by the negligence or willful misconduct of Landlord. Notwithstanding the foregoing, Tenant shall in all cases accept any tender of defense of any action or proceeding in which Landlord is named or made a party (other than suit brought by Tenant as a result of Landlord's breach of this Lease) and shall, notwithstanding any allegations of negligence or misconduct on the part of Landlord, defend Landlord as provided herein, but Landlord shall, subject to
Section 11.05, indemnify Tenant for such damage or injury to the extent and in proportion that the same is ultimately determined to be attributable to the negligence or willful misconduct of Landlord. In the event Tenant does not undertake the duty to defend Landlord as provided herein, Landlord may do so on its own and charge Tenant monthly for all attorney's fees and costs incurred by Landlord in connection with such defense, which charges shall be due and payable hereunder as Additional Rent upon demand. The obligations of Tenant under this
Section 12.01 shall survive the expiration or earlier termination of this Lease.

13.      MAINTENANCE AND REPAIRS OF PREMISES

         13.01 Tenant shall, at its sole cost and expense, (i) keep, maintain, repair and replace the non-structural portions of the Premises and every part thereof (excepting Common Area equipment, which Landlord agrees to repair or replace pursuant to Section 5.02 unless damages are due to the negligence or intentional misconduct of Tenant or its agents, employees, invitees, contractors, visitors, or licensees), including, without limitation, all windows, doors, plate glass, any store fronts and the interior of the Premises, in good and sanitary order, condition and repair, reasonable wear and tear excepted, (ii) keep, maintain, repair and replace all utilities, fixtures, plumbing and mechanical equipment located in the Premises in good order and repair, reasonable wear and tear excepted, and (iii) furnish all expendables (light bulbs, paper goods, soaps, etc.) used in the Premises. The standard for comparison and need of repair will be the condition of the Premises at the time of commencement, reasonable wear and tear excepted, of this Lease and all repairs will be made by a licensed and bonded contractor reasonably approved by Landlord.

         13.02 Tenant will not make repairs to the Premises or Project at the cost of Landlord whether by deductions of Rent or otherwise, or vacate the Premises or terminate the Lease if repairs are not made. If during the Lease Term, either (a) any alteration, addition or change to the Premises is required by legal authorities due to Tenant's specific Permitted Use of the Premises or
(b) any non-structural, interior alteration, addition or change to the Premises is required by legal authorities for any other reason, then, Tenant, at its sole expense, shall promptly make the same. Landlord reserves the right to make any such repairs not made or maintained in good condition by Tenant and Tenant shall reimburse Landlord for all such costs upon demand. All such costs shall bear interest at the Default Rate until paid.

         13.03 Tenant shall, at its sole cost and expense, within thirty (30) days of the Lease Commencement Date, enter into regularly scheduled preventive maintenance/service contracts ("SERVICE CONTRACTS") with maintenance contractors reasonably acceptable to Landlord for servicing the HVAC systems and equipment that serve the Premises, which Service Contracts will be furnished to the Landlord upon request. If Tenant fails to obtain and maintain such a maintenance service contract Landlord shall have the right to obtain such a maintenance service contract at the expense of Tenant.

         13.04 Landlord shall, at its sole cost (subject to the limitations provided below), maintain and repair damage to the structural portions or components of the Premises, including, without limitation, the structural portion of the roof (including the roof membrane and skylights), foundation, structural integrity of the floor (excluding structural failures or undulations caused by the overloading of the floor by Tenant), and exterior walls and interior load bearing portions of walls (excluding wall coverings, painting, glass and doors) of the Premises; provided, however, if such damage is caused by the negligence or willful misconduct of Tenant, Tenant's employees, agents, invitees, subtenants or contractors, then such repairs shall be at Tenant's sole expense. Landlord shall also maintain and repair and shall enter into regularly scheduled preventive maintenance/service contracts ("Service Contracts") with maintenance contractors for servicing the following, all of which shall be included as an Operating Cost: landscaping, the fire/life safety system, roof (provided that the Operating Costs associated with the roof shall not be included in Operating Costs during the initial Lease Term), and the parking lot (provided that capital repairs of or replacements to the parking lot shall not be included as an Operating Cost during the initial Lease Term). Landlord shall not be required to make any repair (and Landlord, at its option, shall either elect to make any repair at Tenant's cost or advise Tenant that Tenant is obligated to make any repair) resulting from (i) any alteration or modification to the Premises or to mechanical equipment within the Premises performed by, for or because of Tenant or to special equipment or systems installed by, for or because of Tenant, (ii) the installation, use or operation of Tenant's property, fixtures and equipment, (iii) the moving of Tenant's property in or out of the Premises or in and about the Premises, (iv) Tenant's use or occupancy of the Premises in violation of Section 7 of this Lease, (v) the negligent acts or omissions or willful misconduct of Tenant and Tenant's employees, agents, invitees, subtenants, licensees or contractors, (vi) fire and other casualty, except as provided by Section 17 of this Lease or (vii) condemnation, except as provided in Section 23 of this Lease. Landlord shall commence repairs under this
Section 13.04 within a reasonable time after receipt of written notice from Tenant of the need for such repairs, taking into account the type of repair needed and the affect (if any) on Tenant's business operations at the Premises; and in the event of an imminent risk of harm to persons or damage to property, Landlord shall commence to make such repairs immediately after receipt of notice (written or oral) from Tenant. Tenant waives any right to repair the Premises at the expense of Landlord under any Applicable Laws (as defined in Section 9), including, without limitation, Sections 1941 and 1942 of the California Civil Code.

14.      AUCTIONS, SIGNS, AND LANDSCAPING

         14.01 Tenant will not conduct or permit to be conducted any sale by auction on the Premises. Landlord will have the right to control landscaping and approve the placement, size, and quality of signs pursuant to EXHIBIT E attached hereto entitled, "Sign Criteria". Tenant will not make alterations or additions to the landscaping and will not place any signs nor allow the placement of any signs, which are visible from the outside, on or about the Building, nor in any landscape area, without the prior written consent of Landlord. Landlord will have the right in its reasonable discretion to withhold its consent. Any signs not in conformity with this Lease or in accordance with the provisions of EXHIBIT E may be removed by Landlord at Tenant's expense and without notice. Landlord hereby approves Tenant's sign and sign specifications, as shown on EXHIBIT E-1.

15.      ENTRY BY LANDLORD

         15.01 Tenant will permit Landlord and Landlord's agents to enter the Premises at all reasonable times and on at least twenty-four (24) hours prior notice (except in the case of emergency, in which event no notice shall be necessary) for the purpose of inspecting the same, or for the purpose of making repairs, alterations or additions to any portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of nonresponsibility for alterations, additions or repairs, or for the purpose of showing the Premises to prospective tenants during the last six (6) months of the Lease Term, or placing upon the Facility any usual or ordinary "for sale" or "for lease" of similar signs, without any rebate of Rents and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned. Landlord will use commercially reasonable efforts to minimize interference with Tenant's business at the Premises.

16.      ABANDONMENT

         16.01 Tenant will not abandon the Premises. If Tenant abandons the Premises, or is dispossessed by process of law, or otherwise, any personal property belonging to Tenant left in or about the Premises will, at the option of Landlord be deemed abandoned and may be disposed of by Landlord in the manner provided for by the laws of the state in which the Premises are located.

17.      DESTRUCTION

         17.01 In the case of total destruction of the Premises or any portion of the Premises substantially interfering with Tenant's use thereof, whether by fire or other casualty, this Lease shall terminate except as herein provided. If Landlord notifies Tenant in writing within sixty (60) days of such damage or destruction of Landlord's election to repair said damage, and if Landlord proceeds to and does repair such damage with reasonable dispatch, this Lease shall not terminate, but shall continue in full force and effect, except that Tenant shall be entitled to a reduction in the Base Monthly Rent and Additional Rent payable pursuant to Sections 5.02 through 5.05 above, in an amount equal to that proportion of such Rent which the number of square feet of floor space in the unusable portion bears to the total number of square feet of floor space in the Premises. Said reduction shall be prorated so that such Rent shall only be reduced for those days any given area is actually unusable. In determining what constitutes reasonable dispatch, consideration shall be given to delays described in Section 39.11 below. If this Lease is terminated pursuant to this Section 17.01 and if Tenant is not in default hereunder, Rent shall be prorated as of the date of termination. Landlord will use commercially reasonable efforts to minimize interference with Tenant's business in the Premises during such repair work.

         17.02 Notwithstanding the foregoing provisions of Section 17.01, in the event the Premises, or any portion thereof shall be damaged by fire or other casualty due to the negligence or intentional misconduct or omission of Tenant, its agents, employees, servants, contractors, subtenants, licensees, representatives, customers or invitees, then, without prejudice to any other rights and remedies of Landlord, this Lease shall not terminate, the damage shall be repaired at Tenant's sole cost and expense but only to the extent such costs and expenses are not covered by insurance proceeds to which Landlord is entitled if Landlord carries the insurance required under this Lease, and there shall be no apportionment or abatement of any Rent except to the extent of any rental abatement insurance proceeds received by Landlord.

         17.03 In the event of any damage not limited to, or not including, the Premises, such that the Building is damaged to the extent of twenty-five (25%) percent or more of the cost of replacement, as reasonably determined by Landlord's contractor Landlord may elect to terminate this Lease upon giving notice of such election in writing to Tenant within sixty (60) days after the occurrence of the event causing the damage. In the event any material portion of the Premises is damaged such that it substantially interferes with Tenant's use thereof and such damage will take more than two hundred seventy (270) days from the occurrence of such damage to repair or restore, as reasonably determined by Landlord's architect, either Landlord or Tenant may elect to terminate this Lease upon giving notice to the other of such election in writing. Landlord shall advise Tenant within sixty (60) days after the occurrence of the event causing the damage of the time period that Landlord's contractor believes it will take to restore the damaged portion of the Premises. If Landlord elects to terminate this Lease, Landlord shall give its termination notice concurrently with the delivery of notice to Tenant of the time period it will take to restore the damage to the Premises. If Landlord does not elect to terminate this Lease, Tenant shall make its election to terminate this Lease within ten (10) business days after Tenant's receipt of Landlord's notice, wherein Landlord advises Tenant of the time period it will take to restore the damage to the Premises. If neither Landlord nor Tenant elects to terminate this Lease pursuant to this Section 17.03, Landlord will proceed to repair such damage with reasonable dispatch and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a reduction in the Base Monthly Rent and Additional Rent payable pursuant to Sections 5.02 through
5.05 above, in an amount equal to that proportion of such Rent which the number of square feet of floor space in the unusable portion bears to the total number of square feet of floor space in the Premises. Said reduction shall be prorated and such Rent shall only be reduced by those days any given area is actually unusable. In determining what constitutes reasonable dispatch, consideration shall be given to delays described in Section 39.11 below. If this Lease is terminated pursuant to this Section 17.03 and if Tenant is not in default hereunder, Rent shall be prorated as of the date of termination. Landlord will use commercially reasonable efforts to minimize interference with Tenant's business in the Premises during such repair work.

         17.04 The provisions of this Article 17. with respect to Landlord's repair of damage caused by casualty shall be limited to such repair as is necessary to place the Premises in the condition existing on the Lease Commencement Date (excluding, however, the restoration of the Tenant Improvements, as defined in EXHIBIT B-1), reasonable wear and tear excepted, and when placed in such condition the Premises shall be deemed restored and rendered tenantable promptly following which time Tenant, at Tenant's expense, shall perform the restoration of the Tenant Improvements work described in EXHIBIT B-1 and Tenant shall also repair or replace its stock in trade, fixtures, furniture, furnishings, floor coverings and equipment.

         17.05 All insurance proceeds payable under any fire, casualty, or other property insurance and/or rental insurance shall be payable solely to Landlord and Tenant shall have no interest therein. Tenant shall in no case be entitled to compensation for damages on account of any annoyance or inconvenience in making repairs under any provision of this Lease. Landlord will use commercially reasonable efforts to minimize interference with Tenant's business in the Premises during such repair work. Except to the extent provided for in this Article 17., neither the Rent payable by Tenant nor any of Tenant's other obligations under any provision of this Lease shall be affected by any damage to or destruction of the Premises or any portion thereof by any cause whatsoever. Without limiting the generality of the foregoing, with respect to any damage or destruction which Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law, including without limitation any rights granted under Section 1932, subdivision 2, and Section 1933 of the California Civil Code.

18.      ASSIGNMENT, SUBLETTING AND TRANSFERS OF OWNERSHIP

         18.01 Tenant will not assign, sell, mortgage, encumber, convey or otherwise transfer all or any part of Tenant's leasehold estate or interest in this Lease, permit the Premises to be occupied by anyone other than Tenant and Tenant's employees, or sublease the Premises or any portion thereof (collectively, "TRANSFER"), without the prior written consent of Landlord. Tenant hereby covenants and agrees to supply Landlord with any and all documents deemed necessary by Landlord to evaluate any proposed Transfer at least thirty
(30) days in advance of Tenant's proposed Transfer date. Landlord shall have a period of fifteen (15) days after receipt of Tenant's notice and all related documents and agreements to notify Tenant in writing of Landlord's approval or disapproval of the proposed assignment or sublease. If Landlord fails to notify Tenant in writing of such election, then Tenant may deliver an additional written notice to Landlord specifying in all capital letters and boldface type on page one of such notice the following: "YOUR FAILURE TO APPROVE OR DISAPPROVE OF THE ASSIGNMENT OR SUBLEASE SET FORTH IN THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS SHALL ENTITLE THE UNDERSIGNED TO ENTER INTO SUCH ASSIGNMENT OR SUBLEASE WITHOUT YOUR CONSENT." If Landlord thereafter fails to respond with five (5) business days after receipt of such additional written notice from Tenant, Landlord shall be deemed to have approved such assignment or subletting. Any voluntary or involuntary Transfer without Landlord's prior written consent shall be voidable and, at Landlord's election, shall constitute a default under this Lease.

         18.02 Landlord's consent to any assignment of this Lease or sublease of the Premises will not be unreasonably withheld, provided that Tenant acknowledges and agrees that it will be reasonable for Landlord to disapprove of a particular assignment of this Lease or sublease of the Premises in the following instances: (i) the transferee intends to use the Premises for a use other than the Permitted Use; (ii) the proposed transferee is a governmental agency; (iii) the portion of the Premises subject to the Transfer is not regular in shape with appropriate means of entering and exiting, including adherence to any local, county or other governmental codes; (iv) Tenant is in default under this Lease beyond applicable cure periods; or (v) the proposed transferee is of a financial condition or capability which is not commensurate with Tenant's or otherwise reasonably acceptable to Landlord for the leasing of space such as the Premises. Tenant may not assign this Lease in part, rather Tenant may only assign its interests in this Lease in whole or sublease parts of the Premises, all subject to the provisions of this Article 18.

         18.03 In the event of a Transfer, Tenant will pay Landlord fifty percent (50%) of the excess, if any, of the rent and other charges reserved in the Transfer over the allocable portion of the Rent and other charges hereunder for that portion of the Premises subject to the Transfer. For the purpose of this Section 18.03, the rent reserved in the Transfer will be deemed to include any lump sum payment or other consideration given to Tenant in consideration for the Transfer. Tenant will pay or cause the transferee to pay to Landlord this additional rent together with the monthly installments of Rent due under this Lease. In furtherance thereof, Tenant hereby assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease of all or a portion of the Premises or from any assignment of Tenant's interests in this Lease heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply same toward Tenant's obligations under the Lease; provided, however, that until a default (as defined in Section 19.01) shall occur in the performance of Tenant's obligations under this Lease, Tenant may, except as otherwise may be provided in this Lease, receive, collect and enjoy the rents accruing under such sublease or assignment. Landlord shall not, by reason of the collection of the rents from a subtenant, be deemed liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant's obligations to such sublessee under such sublease.

         18.04 Any Transfer, any consent to any Transfer which may be given by Landlord, or the acceptance of any rent, charges or other consideration by Landlord from Tenant or any third party, will not constitute a waiver by Landlord of the provisions of this Lease or a release of Tenant or any guarantor of Tenant from the full performance by it of the covenants stated herein or in any guaranty; and any consent given by Landlord to any Transfer will not relieve Tenant (or any transferee of Tenant) from the above requirements for obtaining the written consent of Landlord to any subsequent Transfer.

         18.05 If a default under this Lease should occur while the Premises or any part of the Premises are Transferred, Landlord, in addition to any other remedies provided for within this Lease or by law, may at its option collect directly from the transferee all rent or other consideration becoming due to Tenant under the Transfer and apply these monies against any sums due to Landlord by Tenant, and Tenant authorizes and directs any transferee to make payments of rent or other consideration directly to Landlord upon receipt of notice from Landlord. No direct collection by Landlord from any transferee shall be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations in connection with this Lease.

         18.06 If Tenant is a corporation, partnership, limited liability company, or other entity, the issuance of any additional stock, partnership interest, membership interest, or other equity interest and/or the transfer, assignment or hypothecation of any stock, partnership interest, membership interest, or other interest in such corporation, partnership, limited liability company, or other entity, in the aggregate in excess of forty-nine percent (49%) of such interests, as the same may be constituted as of the date of this Lease, whether directly or indirectly, shall be deemed to be a Transfer within the meaning of this Article 18. Notwithstanding the foregoing, Tenant may, without Landlord's consent but subject to the requirements and limitations set forth below, sublease all or a part of the Premises to a Permitted Transferee (as defined below), or assign all (but not less than all) of its rights, title and interests in and to this Lease to a Permitted Transferee so long as the financial condition or capability which is commensurate with Tenant's (as of the date of this Lease), as demonstrated by an audited financial statement showing the tangible net worth of such Permitted Transferee as of the date of the subject assignment. For purposes of this Lease, the following entities shall each be deemed a "PERMITTED TRANSFEREE": (i) any entity which has the power to direct Tenant's management and operation, or any entity whose management and operation is controlled by Tenant; or (ii) any entity a majority of whose voting stock (or other form of ownership interest, as the case may be) is owned by Tenant; or (iii) any entity in which or with which Tenant, or its successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation of entities, so long as the liabilities of the entities participating in such merger or consolidation are assumed by the entity surviving such merger or created by such consolidation; or (iv) any entity acquiring all or substantially all of Tenant's assets; or (v) any successor entity to a successor entity becoming such by either of the methods described in subsections (iii) or (iv). For purposes of this definition, the term "CONTROL" (including the terms "controlled by" and "under common control with") means (a) the beneficial ownership, directly or indirectly, of fifty percent (50%) or more of any class of equity securities of such entity, (b) the possession, direct or indirect, of the power to vote fifty percent (50%) or more of the outstanding voting securities or interest of such entity, or (c) the statutory or contractual right to otherwise direct the management and policies of such entity. In the event of any sublease or assignment to any Permitted Transferee, Tenant shall notify Landlord in writing of such transaction and the assignment or subletting shall not become effective until Tenant has provided Landlord with a copy of the fully executed sublease or assignment agreement, and in the case of an assignment, resolutions and documentation evidencing the existence of, the authority of and the assumption of lease obligations by such assignee.

         18.07 In the event of any proposed Transfer, Tenant agrees to pay to Landlord as Additional Rent all reasonable attorney's fees incurred by Landlord (whether using in-house or outside counsel) for review, preparation, and/or approval of any and all documents deemed necessary by Landlord and Tenant to Transfer Tenant's interest in the Premises.

19.      DEFAULT BY TENANT

         19.01 Tenant will be in default under this Lease if at any time during the Lease Term:

                  A. Tenant fails to make payment of any installment of Base Monthly Rent, Additional Rent, or of any other sum herein specified to be paid by Tenant, within three (3) business days after written notice from Landlord that the same is past due (which notice shall be in lieu of and not in addition to any notice required by California Code of Civil Procedure Section 1161, et seq. or any other law, rule, or regulation now or hereafter in effect requiring that notice of default be given prior to the commencement of an unlawful detainer or other legal proceeding);

                  B. Tenant fails to observe or perform any of its other covenants, agreements or obligations or otherwise breaches any of its representations and warranties under this Lease, including, without limitation, the Rules and Regulations, and such failure is not cured within thirty (30) days after Landlord's written notice to Tenant of such failure; provided, however, that if the nature of Tenant's obligation is such that more than thirty (30) days are required for performance, then Tenant will not be in breach if Tenant commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. The 30-day notice described herein shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161, et seq. or any other law, rule, or regulation now or hereafter in effect requiring that notice of default be given prior to the commencement of an unlawful detainer or other legal proceeding;

                  C. Tenant or its successor becomes insolvent, makes a transfer in fraud of its creditors, makes a transfer for the benefit of its creditors, is the subject of a bankruptcy petition, is adjudged bankrupt or insolvent in proceedings filed against Tenant, or its successor, a receiver, trustee, or custodian is appointed for all or substantially all of Tenant's or its successor's assets, or such entity or person fails to pay its debts as they become due, convenes a meeting of all or a portion of its creditors, or performs any acts of bankruptcy or insolvency, including the selling of its assets to pay creditors;

                  D.       Tenant has abandoned the Premises as defined in
Section 16.01 above.; or

                  E. If the performance of Tenant's obligations under this Lease is guaranteed: (i) the death of a guarantor, (ii) the termination of a guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) the guarantor's refusal to honor the guaranty,
(iv) the guarantor's becoming insolvent or the subject of a bankruptcy filing,
(v) any default by guarantor of its obligations under the guaranty, including, without limitation, the failure to provide evidence of execution of the guaranty, current financial statements, an estoppel certificate, written confirmation that the guaranty is still in effect.

20.      REMEDIES OF LANDLORD

         20.01 Nothing contained herein shall constitute a waiver of Landlord's right to recover damages by reason of Landlord's efforts to mitigate the damage to it by Tenant's default; nor shall anything in this Section adversely affect Landlord's right, as in this Lease elsewhere provided, to indemnification against liability for injury or damages to persons or property occurring prior to a termination of this Lease.

         20.02 All cure periods provided herein shall run concurrently with any periods provided by law.

         20.03 In the event of default, as designated herein above, in addition to any other rights or remedies provided for herein or at law or in equity, Landlord, at its sole option, shall have the following rights:

                  A. The right to give a written termination notice to Tenant (which notice may be the notice given under any Subsection of 19.01 above, if applicable, and which notice shall be in lieu of any notice required by California Code of Civil Procedure Section 1161, et seq. or any other law, rule, or regulation now or hereafter in effect requiring that notice of default be given prior to the commencement of an unlawful detainer or other legal proceeding) and, on the date specified in such notice, this Lease shall terminate unless on or before such date all arrears of Rent and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other events of default at the time existing shall have been fully remedied. Following termination, without prejudice to other remedies Landlord may have, Landlord may
(i) peaceably re-enter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Term), at such rental and upon such other terms and conditions as Landlord in Landlord's sole discretion shall determine, with the right to make alterations and repairs to the Premises; and (iii) remove all personal property therefrom.

                  B. The remedy described in California Civil Code Section 1951.4 ("lessor" may continue Lease in effect after "lessee's" breach and abandonment and recover Rent as it becomes due, if "lessee" has the right to sublet or assign, subject only to reasonable limitations) to recover Rent as it becomes due. Landlord, without terminating Tenant's right to possession, may, during the period Tenant is in default, enter the Premises and relet the same, or any portion thereof, to third parties for Tenant's account and Tenant shall be liable to Landlord for all reasonable costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of restoring the Premises to their original condition, reasonable wear and tear excepted, and like costs. Reletting may be for a period shorter or longer than the remaining Term. Tenant shall continue to pay the Rent on the date the same is due. No act by Landlord hereunder, including acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease, shall terminate Tenant's right to possession unless Landlord notifies Tenant that Landlord elects to terminate this Lease. So long as Tenant's right to possession is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain the Premises, to cause a receiver to be appointed to administer the Premises and administer new or existing subleases and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at the Applicable Interest Rate from the date of such expenditure.; or

                  C. Landlord may, without waiving or releasing Tenant from any of Tenant's obligations, make any payment or perform any act on behalf of Tenant that Tenant has failed to pay or perform, as applicable beyond expiration of applicable cure periods. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within ten (10) business days after written demand therefor as additional rent.

         20.04 Pursuant to the rights of re-entry provided above, Landlord may remove all persons from the Premises and may, but shall not be obligated to, remove all property therefrom, and may, but shall not be obligated to, enforce any rights Landlord may have against said property or store the same in any public or private warehouse or elsewhere at the cost and for the account of Tenant or the owner or owners thereof. Tenant agrees to hold Landlord free and harmless from any liability whatsoever for the removal and/or storage of any such property, whether of Tenant or any third party whomsoever. Such action by the Landlord shall not be deemed to have terminated this Lease.

         20.05 Upon any termination of this Lease by Landlord, Landlord may recover from Tenant as damages, in addition to the remedies permitted at law:

                  A. The worth, at the time of the award, of the unpaid Base Monthly Rents and Additional Rents which had been earned at the time this Lease is terminated;

                  B. The worth, at the time of the award, of the amount by which the unpaid Base Monthly Rents and Additional Rents which would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of Rents that Tenant proves could be reasonably avoided;

                  C. The worth, at the time of the award, of the amount by which the unpaid Base Monthly Rent and Additional Rents for the balance of the Lease Term after the time of award exceeds the amount of such rental loss for such period as the Tenant proves could have been reasonably avoided; and

                  D. Any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's breach of its obligations under this Lease, or which in the ordinary course of events would be likely to result therefrom. The detriment proximately caused by Tenant's breach will include, without limitation, (i) expenses for cleaning, repairing or restoring the Premises to their original condition, reasonable wear and tear excepted, (ii) reasonable brokers' fees and commissions, advertising costs and other expenses of reletting the Premises, (iii) costs of carrying the Premises such as taxes, insurance premiums, utilities and security precautions,
(iv) reasonable expenses of retaking possession of the Premises, (iv) reasonable attorney's fees and court costs, (vi) any unearned brokerage commissions paid in connection with this Lease, (vii) reimbursement of any previously waived Base Monthly Rent, Additional Rent, free Rent or reduced Rent, and (viii) any concession made or paid by Landlord to the benefit of Tenant in consideration of this Lease including, but not limited to, any moving allowances, contributions or payments by Landlord for tenant improvements or build-out allowances or assumptions by Landlord of any of the Tenant's previous lease obligations. As used in Paragraphs 20.05A. and 20.05B. above, the "worth at the time of the award" shall be computed by allowing interest at the Default Rate. As used in Paragraph 20.05C. above, the "worth at the time of the award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

         20.06 The waiver by Landlord of any breach or default of Tenant hereunder shall not be a waiver of any preceding or subsequent breach of the same or any other term. Acceptance of any Rent payment shall not be construed to be a waiver of the Landlord of any preceding breach of the Tenant. No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such Rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy provided in the Lease or otherwise available at law or in equity. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

         20.07 The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other rights, remedies, or means of redress to which it may lawfully be entitled in case of any breach or threatened breach by Tenant of any provisions of the Lease. In addition to the other remedies provided in the Lease, Landlord shall be entitled to damages and all other legal and equitable remedies, including, but not limited to, a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions, or provisions of the Lease or to a decree compelling specific performance of any such covenants, conditions, or provisions.

         20.08 The failure of Landlord to insist in any one (1) or more cases upon the strict performance of any term, covenant or condition of the Lease will not be construed as a waiver of a subsequent breach of the same or any other covenant, term or condition, nor shall any delay or omission by Landlord to seek a remedy for any breach of this Lease be deemed a waiver by Landlord of its remedies or rights with respect to such a breach.

21.      SURRENDER OF LEASE NOT MERGER

         21.01 The voluntary or other surrender of this Lease by Tenant, or mutual cancellation thereof, will not work a merger and will, at the option of Landlord, terminate all or any existing subleases, or may, at the option of Landlord, operate as an assignment to it of any or all of such subleases.

22.      ATTORNEYS FEES AND COLLECTION CHARGES

         22.01 In the event of any legal action or proceeding between the parties hereto, reasonable attorneys' fees and expenses of the prevailing party in any such action or proceeding will be added to the judgment therein. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all such costs and expenses of suit (collectively "COSTS") incurred in enforcing, perfecting and executing such judgment. For the purposes of this Paragraph, Costs shall include, without limitation, attorneys' and experts' fees, costs and expenses incurred in the following: (i) post judgment motions; (ii) contempt proceeding; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery; and
(v) bankruptcy litigation. Should Landlord be named as defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant will pay to Landlord its reasonable costs and expenses incurred in such suit, including reasonable attorney's fees.

         22.02 If Landlord utilizes the services of any attorney for the purpose of collecting any Rent due and unpaid by Tenant after five (5) business days written notice to Tenant of such nonpayment of Rent or in connection with any other default under this Lease by Tenant, Tenant agrees to pay Landlord reasonable attorneys' fees as determined by Landlord for such services, regardless of the fact that no legal action may be commenced or filed by Landlord.

23.      CONDEMNATION

         23.01 If twenty-five percent (25%) or more of the square footage of the Premises is taken for any public or quasi-public purpose by any lawful government power or authority, by exercise of the right of appropriation, reverse condemnation, condemnation or eminent domain, or sold to prevent such taking, and if the remaining portion of the Premises will not be reasonably adequate for the operation of Tenant's business after Landlord completes such repairs or alterations as Landlord elects to make, either Tenant or the Landlord may at its option terminate this Lease by notifying the other party hereto of such election in writing within thirty (30) days after such taking. Tenant will not because of such taking assert any claim against the Landlord or the taking authority for any compensation because of such taking, and Landlord will be entitled to receive the entire amount of any award without deduction for any estate of interest of Tenant; provided, however, Tenant shall have the right to recover from the condemning authority such compensation as may be separately awarded to Tenant for the costs to remove Tenant's merchandise, furniture, fixtures and equipment to a new location. If less than twenty-five percent (25%) of the Premises is taken, or if other portions of the Facility are taken such that Landlord or any other tenant of Landlord cannot reasonably operate their business from the remaining portions of the Facility not so taken, Landlord at its option may terminate this Lease. If Landlord does not so elect, Landlord will promptly proceed to restore the Premises to substantially its same condition prior to such partial taking, allowing for any reasonable effects of such taking, provided that Landlord shall not be obligated to incur any cost of restoration to the extent the same exceeds the amount of any condemnation award actually received by Landlord (after deducting Landlord's cost of recovery of such award including attorneys' fees). Further, if this Lease is not terminated, a proportionate reduction in the Base Monthly Rent and Tenant's Proportionate Share shall be made based on the loss of square footage to the Premises and/or Building corresponding to the time during which Tenant is deprived on account of such taking and restoration.

24.      RULES AND REGULATIONS

         24.01 The rules and regulations presently applicable to the Project (the "RULES AND REGULATIONS") are attached hereto as EXHIBIT D. Tenant will faithfully observe and comply with the Rules and Regulations promulgated by Landlord for the Project and Landlord reserves the right to modify and amend them as it deems necessary. Landlord will enforce the Rules and Regulations equitable as to all tenants in the Building, provided that Landlord will not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Project of any of the Rules and Regulations.

         24.02 In the event that Tenant fails to cure any violations of such Rules and Regulations following ten (10) days written notice by Landlord, such failure to cure shall be deemed a breach of this Lease by Tenant.

25.      ESTOPPEL CERTIFICATE

         25.01 Tenant will execute and deliver to Landlord, within ten (10) business days of Landlord's written demand, a statement in writing certifying that this Lease is in full force and effect, and that the Base Monthly Rent and Additional Rent payable hereunder are unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which Rent and other charges are paid, if any, and acknowledging that there are no uncured defaults on the part of Tenant hereunder and that, to Tenant's knowledge, there are no uncured defaults on the part of Landlord hereunder or specifying such defaults if they are claimed, and such other matters as Landlord may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord's performance and (iii) not more than one (1) month's Rent has been paid in advance. If Tenant desires to assign its interests under this Lease as permitted under Section 18 above, Landlord will execute and deliver to Tenant's proposed assignee, within ten (10) business days of Tenant's written demand, a statement in writing certifying to such proposed assignee that, to Landlord's actual knowledge, this Lease is in full force and effect, and that the Base Monthly Rent and Additional Rent payable hereunder are unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which Rent and other charges are paid, if any, and acknowledging that there are no uncured defaults on the part of Tenant hereunder and that there are no uncured defaults on the part of Tenant hereunder or specifying such defaults if they are claimed.

26.      SALE BY LANDLORD

         26.01 In the event of a sale, conveyance or other transfer by Landlord of the Facility and the written assumption of Landlord's obligations under this Lease arising after the date of such transfer, the same shall operate to release Landlord from any liability upon any of the covenants, agreements, obligations, representations, warranties, or conditions, expressed or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease will not be affected by any such sale, and Tenant agrees to attorn to the purchaser or assignee.

27.      NOTICES

         27.01 All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments, or designations under this Lease by either party to the other will be in writing and will be considered given (i) upon personal service of a copy on the party to be served,
(ii) three (3) days after mailing such notice by certified or registered mail, postage prepaid, receipt for delivery requested, addressed to the party to be served and properly deposited in the United States mail, or (iii) one (1) business day after proper deposit with a nationally recognized courier service under a delivery option which guarantees delivery within the foregoing period. Notices shall be given to the parties at the addresses set forth in Sections
1.04 and 1.05 above, as applicable. Any change in the address of any party shall be given by the party having such change to the other party in the manner provided above. Thereafter, all notices shall be given in accordance with the notice of change of address. Notices given before actual receipt of the notice of change of address shall not be invalidated by the change of address.

28.      SURRENDER OF PREMISES

         28.01 Upon expiration or termination of this Lease, Tenant agrees to surrender possession of the Premises and leave the same in broom clean condition, reasonable wear and tear excepted, and in accordance with Landlord's Move Out Standards attached hereto as EXHIBIT F. Tenant shall remove all of its personal property before the expiration or earlier termination of the Lease Term and perform all restoration made necessary by the removal of any alterations required pursuant to Section 10.01 or elsewhere in this Lease. Landlord may elect to retain or dispose of in any manner any alterations or Tenant's personal property that Tenant does not remove from the Premises on expiration or termination of the Lease Term. Title to any such alterations or Tenant's personal property that Landlord elects to retain or dispose of on expiration of the Lease Term shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's cost for restoring, removing, or disposing of any unapproved alterations or alterations which are required to be removed, or Tenant's personal property. Landlord retains the right to charge Tenant for restoring any altered doors to their condition prior to the installation of the new or additional locks. If Tenant fails to surrender the Premises to Landlord on expiration or termination of the Lease Term, Tenant shall indemnify, defend, and hold Landlord harmless from all damages resulting from Tenant's failure to surrender the Premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant's failure to surrender the Premises.

29.      HOLDOVER

         29.01 Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. If Tenant remains in the Premises after the Lease expiration date or the termination of the Lease, such continuance of possession by Tenant will be deemed to be a month-to-month tenancy at the sufferance of Landlord terminable on thirty (30) days notice at any time by either party. All provisions of this Lease, except those pertaining to the Lease Term and Base Monthly Rent, will apply to the month-to-month tenancy. Tenant will pay a new Base Monthly Rent in an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable for the last full calendar month during the Lease Term.

30.      DEFAULT OF LANDLORD; LIMITATION OF LIABILITY

         30.01 In the event of any default by Landlord hereunder, Tenant shall give notice of such default to Landlord at Landlord's Notice Address as provided in Section 1.05 and Landlord shall have thirty (30) days in which to cure the default after receipt of such notice; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord will not be in breach if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

         30.02 In the event of any actual or alleged failure, breach or default hereunder by Landlord, Tenant's sole and exclusive remedy will be against Landlord's interest in the Facility, and Landlord's directors, officers, employees, shareholders, partners, members, owners and representatives will not be sued, be subject to service or process, or have a judgment obtained against them in connection with any alleged breach or default, and no writ of execution will be levied against the assets of any director, officer, employee, shareholder, partner, member, owner, or representative of Landlord. Notwithstanding Landlord's negligence, intentional misconduct, or breach of this Lease, under no circumstances shall Landlord be liable for injury to Tenant's business or for any loss of income or profit therefrom. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord nor from the failure of Landlord to enforce the provisions of any other lease in the Building or the Project. The covenants and agreements set forth in this Section 30.02 are enforceable by Landlord and by any director, officer, employee, shareholder, partner, member, owner or representative of Landlord.

31.      PRIORITY

         31.01 Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee with a lien on the Facility or any ground lessor with respect to the Facility, this Lease will be subject and subordinate at all times to (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Facility, and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Project, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant will, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver to Landlord any document or instrument reasonably requested by Landlord or its ground lessor, mortgagee or beneficiary under a deed of trust evidencing such subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or deed of trust. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

32.      INTENTIONALLY OMITTED

33.      GOVERNING LAW

         33.01 This Lease and all of the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of California in effect from time to time. The parties hereby agree that all litigation resulting under this Lease shall be under the sole and exclusive jurisdiction and venue of the appropriate state or federal court in and for the county in which the Premises are located.

34.      NEGOTIATED TERMS

         34.01 This Lease is the result of the negotiations of the parties and has been agreed to by both Landlord and Tenant after prolonged discussion. This Lease has been drafted on the basis of mutual contribution of language and is not to be construed against any parties hereto as being the drafter or causing the same to be drafted.

35.      SEVERABILITY

         35.01 The unenforceability, invalidity, or illegality of any provision of this Lease shall not render any other provision unenforceable, invalid or illegal.

36.      BROKERS

         36.01 Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease, except Colliers Tingey ("TENANT'S BROKER") and Cushman & Wakefield, as Daisytek's real estate advisor ("C&W"). Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with whom Tenant has or purportedly dealt, including C&W but excluding Tenant's Broker, with respect to this Lease or its negotiation. Landlord agrees to pay a commission to Tenant's Broker (but not C&W) in an amount and upon the terms and conditions more particularly set forth in the separate written agreement between Landlord and Tenant's Broker.

37.      QUIET POSSESSION

         37.01 Tenant, upon paying the rentals and other payments herein required from Tenant, and upon Tenant's performance of all of the terms, covenants and conditions of this Lease on its part to be kept and performed, and subject to the CC&Rs and all other matters of record as of the date hereof, may quietly have, hold and enjoy the Premises during the Lease Term without disturbance from Landlord or from any other person claiming through Landlord.

38.      DEVELOPMENT OF THE PROJECT

         38.01 If portions of the Project are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of such other portions of the Project to provide (i) for reciprocal rights of access, use and/or enjoyment of the Project, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project, (iii) for the allocation of Operating Expenses for Common Area facilities, and (iv) for any other matter which Landlord deems necessary.

         38.02 Tenant acknowledges that portions of the Building and/or the Project may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, and obstruction of access, which are in excess of that present in a fully constructed project. Tenant hereby waives any and all Rent offsets or claims of constructive eviction which may arise in connection with such construction. Landlord agrees to take commercially reasonable measures to minimize any interference or disruption to Tenant's use of the Premises.

         38.03 Tenant acknowledges that the purpose of the site plan set forth on EXHIBIT A-2 is to show the general location of the Building and other proposed improvements within the Project, and is not meant to constitute an agreement, representation or warranty as to the precise location, size or configuration of any of the improvements shown thereon, nor shall it constitute an agreement, representation or warranty that any such improvements will be constructed.

         38.04 Tenant acknowledges that Landlord may from time to time include within the Project additional land by annexing the same into the CC&Rs, whereupon such annexed land will constitute a portion of the Project.

39.      MISCELLANEOUS PROVISIONS

         39.01 Whenever the singular number is used in this Lease and when required by the context, the same will include the plural, and the masculine gender will include the feminine and neuter genders, and the word "person" will include corporation, firm, partnership, limited liability company, association or other entity. If there is more than one (1) person or entity as Tenant, the obligations imposed upon each such person or entity as Tenant under this Lease will be joint and several.

         39.02 The headings and titles to articles, sections, and paragraphs of this Lease are not a part of this Lease and will have no effect upon the construction or interpretation of any part of this Lease.

         39.03 This Lease contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made and Tenant is not relying upon, any warranties, representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein. This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.

         39.04 Time is of the essence of each term and provision of this Lease.

         39.05 Except as otherwise expressly stated, each payment required to be made by Tenant is in addition to and not in substitution for other payments to be made by Tenant.

         39.06 Subject to the provisions of Article 18., the terms and provisions of this Lease are binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of Landlord and Tenant.

         39.07 All covenants and agreements to be performed by Tenant under any of the terms of this Lease are separate and independent covenants of Tenant will be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent or setoff rights.

         39.08 In consideration of Landlord's covenants and agreements hereunder, Tenant hereby covenants and agrees not to disclose any terms, covenants or conditions of this Lease to any other person or entity without the prior written consent of Landlord, except Tenant's Broker, C&W and Tenant's attorneys, consultants, lenders and financial advisors.

         39.09 Tenant agrees it will provide to Landlord such financial information as Landlord may reasonably request for the purpose of obtaining construction or permanent financing or refinancing for or in connection with a sale of the Premises, including a current, accurate, audited financial statement for Tenant and Tenant's business and financial statements for Tenant and Tenant's business for each of the three (3) years prior to the current financial statement year prepared under generally accepted accounting principles consistently applied.

         39.10 If Tenant shall request Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent; Tenant's sole remedy shall be an action for specific performance or injunction, and such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

         39.11 Whenever a day is appointed herein on which, or a period of time is appointed in which, either party is required to do or complete any act, matter or thing, the time for the doing or completion thereof shall be extended by a period of time equal to the number of days on or during which such party is prevented from, or is reasonably interfered with, the doing or completion of such act, matter or thing because of labor disputes, civil commotion, war, warlike operation, sabotage, governmental regulations or control, fire or other casualty, inability to obtain materials, or to obtain fuel or energy, weather or other acts of God, or other causes beyond such party's reasonable control (financial inability excepted); provided, however, that nothing contained herein shall excuse Tenant from the prompt payment of any Rent or charge required of Tenant hereunder.

         39.12 Unless otherwise specifically provided in this Lease, the representations, warranties, covenants and obligations of the parties contained in this Lease shall survive the expiration or earlier termination of this Lease without limitation as to scope or duration. This Lease shall be binding upon the parties, their personal representatives, successors and assigns, provided, however, that nothing contained in this Section 39.12 shall affect any other provisions of this Lease.

         39.13 This Lease may not be amended, changed or modified in any way except in a writing executed by Landlord and Tenant.

         39.14 Landlord specifically reserves the right: (i) to grant, without the consent or joinder of Tenant, such easements, rights, and dedications that Landlord deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create or install new utilities, so long as such easements, rights, dedications, maps, restrictions and other items do not unreasonably interfere with the Permitted Use of the Premises by Tenant. Tenant hereby agrees to sign any documents and any instruments reasonably requested by Landlord to effectuate the foregoing.

         39.15 Landlord and Tenant hereby waive their respective rights to trial by jury in any action or proceeding involving the Facility or otherwise arising out of this Lease.

         39.16 Guarantor shall execute a guaranty in a form provided by Landlord. It shall constitute an Event of Default of the Tenant if Guarantor fails or refuses, upon ten (10) days' written request to provide: (a) evidence of the execution and continued enforceability of the guaranty, including the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an estoppel certificate, or (d) written confirmation that the guaranty is still in effect as a valid, binding obligation.

         The following Exhibits are attached hereto and made a part hereof:

         Exhibit A (Site Plan Showing the Building, the Premises and Tenant's Trailer Parking Area)

         Exhibit A-1 (Legal Description for the Land)

         Exhibit A-2 (Conceptual Site Plan Depicting the Project)

         Exhibit B-1 (Tenant Improvement Agreement)

         Exhibit B-2 (Base Building Specifications)

         Exhibit C (Tenant Questionnaire)

         Exhibit D (Rules and Regulations)

         Exhibit E (Sign Criteria)

         Exhibit E-1 (Tenant's Sign and Sign Specifications)

         Exhibit F (Move Out Standards)

         Exhibit G (Standard Tenant Improvement Specifications)


                        [signatures follow on next page]

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year indicated by Landlord's execution date as written below.

         Individuals signing on behalf of Tenant warrant that they have the authority to bind their principals. In the event that Tenant is a corporation, partnership, limited liability company, or other entity Tenant shall deliver to Landlord, concurrently with the execution and delivery of this Lease, a certified copy of authoritative resolutions adopted by Tenant authorizing said corporation to enter into and perform the Lease and authorizing the execution and delivery of the Lease on behalf of the corporation by the parties executing and delivering this Lease. THIS LEASE, WHETHER OR NOT EXECUTED BY TENANT, IS SUBJECT TO ACCEPTANCE AND EXECUTION BY LANDLORD, ACTING ITSELF OR BY ITS AGENT ACTING THROUGH ITS PRESIDENT, VICE PRESIDENT, OR ITS DIRECTOR OF LEASING AND MARKETING.

LANDLORD:                                                   TENANT:
TEJON DERMODY INDUSTRIAL LLC,                               DAISYTEK, INCORPORATED, a Delaware
a Delaware limited liability company                        corporation

By:     Tejon Industrial Corp.,                              By: ______________________________
        a California corporation,
        its Member                                           Its:______________________________
                                                                         (Name, Title)

        By:___________________________________              Date:______________________________

        Its:__________________________________
        (Name, Title)                                        By:_______________________________

By:     Dermody Properties,                                  Its:______________________________
        a Nevada corporation,                                            (Name, Title)
        its Member
                                                             Date:_____________________________
                                                                         (Execution Date)
        By:__________________________________
              Michael C. Dermody, its President

        Date:________________________________
        (Execution Date)

*NOTE:

IF TENANT IS A CALIFORNIA CORPORATION, then one of the following alternative requirements must be satisfied:

(A) This Lease must be signed by two (2) officers of such corporation: one being the chairman of the board, the president or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must sign twice; once as one officer and again as the other officer.

(B) If there is only one (1) individual signing in two (2) capacities, or if the two (2) signatories do not satisfy the requirements of (A) above, then Tenant shall deliver to Landlord a certified copy of a corporate resolution in a form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.

IF TENANT IS A CORPORATION INCORPORATED IN A STATE OTHER THAN CALIFORNIA, then Tenant shall deliver to Landlord a certified copy of a corporate resolution in a form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.

                                ADDENDUM TO LEASE

THIS ADDENDUM TO LEASE ("ADDENDUM") is attached to and constitutes an integral part of the Standard Industrial Lease (Net-Net-Net) between Tejon Dermody Industrial, LLC, as Landlord, and Daisytek, Incorporated, as Tenant. The terms of this Addendum shall be incorporated in the Lease for all purposes. All words and phrases not specifically defined in this Addendum, shall have the same meaning as defined the Lease. In the event of a conflict between the provisions of the Lease and the provisions of this Addendum, this Addendum shall control.

The following new Sections are hereby added to the Lease which state in their entirety as follows:

40. OPTIONS TO EXTEND LEASE TERM. Provided (i) Tenant is not in default under the terms of this Lease at the time each renewal option is exercised beyond applicable cure periods, and (ii) Tenant or a Permitted Transferee (as defined in Section 18.06 above) is occupying the entire Premises, including any expansion space, Tenant shall have two (2) options to renew this Lease for an additional period of sixty (60) months each (individually, the "FIRST EXTENSION TERM" and "SECOND EXTENSION TERM"; or an "EXTENSION TERM"; and collectively, the "EXTENSION TERMS"). The Extension Terms shall be on all the terms and conditions of this Lease, except that Landlord shall have no additional obligation for free rent, leasehold improvements or for any other tenant inducements for the Extension Terms and, effective as of the first day of each Extension Term, the Base Rent in effect immediately before each such extension period shall be increased (but not decreased) to an amount equal to ninety-five percent (95%) of the fair market rental rate as (hereinafter defined) for each Extension Term. There shall be no additional extension terms beyond the Extension Terms set forth herein. Tenant must exercise its options to extend this Lease by giving Landlord written notice of its election to do so no later than one hundred eighty (180) days nor earlier than three hundred sixty (360) days prior to the end of the initial Term, or the First Extension Term, as applicable. Any notice not given in a timely manner shall be void, and Tenant shall be deemed to have waived its extension rights. The Extension Options set forth herein are personal to the original Tenant executing this Lease ("ORIGINAL TENANT") and shall not be included in any assignment of this Lease (other than an assignment to a Permitted Transferee).

         40.1 Determination of Base Rent During Each Extension Term. Landlord and Tenant shall have thirty (30) days after Landlord receives the exercise notice in which to agree on the determination of the fair market rental rate for the Base Rent for the applicable Extension Term. Notwithstanding anything in this Section 40 to the contrary, in no event shall the Base Rent for the applicable Extension Term be less than the Base Rent in effect immediately prior to the applicable Extension Term.

         40.2 Appraisal. If Landlord and Tenant are unable to agree upon the fair market rental rate for Base Rent for the applicable Extension Term within such thirty (30) day period, then within fifteen (15) days after the expiration of the thirty (30) day period, each party, by giving notice to the other party, shall appoint a real estate appraiser who is a current member of the American Institute of Real Estate Appraisers, with at least ten (10) years of experience appraising building space comparable to the Premises in the county where the Premises is located to determine the fair market rent. "FAIR MARKET RENT" shall mean the monthly amount per rentable square foot in the Premises that a willing, non-equity new tenant would pay and a willing landlord would accept at arm's length for space in a comparable building or buildings, with comparable tenant improvements, in a comparable location in the Project and/or in comparable markets in California, giving appropriate consideration to then-current monthly rental rates per rentable square foot, the presence or absence of rent escalation clauses such as operating expense and tax pass-throughs, length of lease term, size and location of premises being leased and other generally applicable terms and conditions of tenancy for a similar building or buildings. If the two (2) appraisers are unable to agree on the Fair Market Rent for the Applicable Extension Term within twenty (20) days, they shall select a third appraiser meeting the qualifications stated in this Section within five (5) days after the last day the two (2) appraisers are given to set the Fair Market Rent for the Applicable Extension Term. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. Within twenty (20) days after the selection of the third appraiser, a majority of the appraisers shall set the Fair Market Rent for the Applicable Extension Term. If a majority of the appraisers is unable to set the Fair Market Rent within the twenty (20) day period, the two (2) closest appraisals shall be added together and their total divided by two (2). The resulting quotient shall be the Fair Market Rent for the Applicable Extension Term. Each party shall be responsible for the costs, charges and fees of the appraiser appointed by that party plus one-half of the cost of the third appraiser.

         40.3 Amendment of Lease. Immediately after the Base Rent is determined pursuant to this Section 40, Landlord and Tenant shall execute an amendment to this Lease stating the new Base Rent in effect for the applicable Extension Term.

41. RIGHT OF FIRST OFFER TO LEASE ADDITIONAL SPACE. Landlord hereby grants to the Original Tenant a continuing time right of first offer to lease the remainder of the space located in the Building (the "FIRST OFFER SPACE"), subject to the terms and upon the conditions contained in this Section 41.

         41.1 Procedure for Offer. Tenant acknowledges that Landlord has not yet leased the First Offer Space. Prior to leasing all or any portion of the First Offer Space for the first time, or all or any portion of the First Offer Space once the same becomes Available for Lease (defined below) to third parties after Landlord leases the First Offer Space for the first time, Landlord shall first deliver to Tenant a written notice (the "FIRST OFFER NOTICE") setting forth Landlord's proposed general business and economic terms and conditions upon which Landlord is willing to lease such space to Tenant, including, without limitation, base rent, term, and tenant improvement allowances (if any) (collectively, the "ECONOMIC TERMS"). Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the First Offer Space described in the First Offer Notice upon the Economic Terms. For purposes hereof, the First Offer Space shall be deemed to be "AVAILABLE FOR LEASE" after: (i) the expiration or earlier termination of the initial lease (or leases) and all subsequent leases for such space (and after the expiration of any renewal of such initial lease(s), whether or not such renewal is pursuant to an express written provision in such lease(s), and regardless of whether any such renewal is consummated pursuant to a lease amendment or a new lease(s), Tenant acknowledging and agreeing that once Tenant has elected not to exercise its first offer right and Landlord has leased all or any portion of the First Offer Space to a tenant, Tenant's first offer right shall be subordinate to all rights of the subject tenant(s) of the First Offer Space who lease the First Offer Space); and (ii) the vacation of such space by the applicable tenant(s).

         41.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant's right of first offer with respect to the space described in the First Offer Notice, then within five (5) business days of delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant's intention to exercise its right of first offer with respect to the entire space described in the First Offer Notice on the Economic Terms. If Tenant does not so notify Landlord within the five (5) business day period, then Landlord shall be free to lease the space described in the First Offer Notice (as well as the balance of the First Offer Space, if the space described in the First Offer Notice is less than the entirety of the First Offer Space) from time to time to anyone to whom Landlord desires on any terms Landlord desires, and Tenant shall no longer have any right to lease the First Offer Space; provided, however, in the event Landlord has not entered into a lease for the applicable First Offer Space within one hundred eighty (180) days after the date of a First Offer Notice, then prior to offering such space to a third party after the expiration of such 180-day period, Landlord shall re-offer the First Offer Space to Tenant pursuant to a new First Offer Notice and the procedures set forth in Section 41.1 and this Section 41.2 shall apply once again. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant in the First Offer Notice and upon the precise terms set forth in the First Offer Notice, and Tenant may not elect to lease only a portion thereof or modify any terms set forth in the First Offer Notice. Any modification by Tenant of the Economic Terms shall constitute Tenant's election not to exercise the first offer right.

         41.3 Construction In First Offer Space. Except as otherwise described in the First Offer Notice, (e.g., if the First Offer Notice includes a tenant improvement allowance, Tenant would be entitled to the same allowance) Tenant shall take the First Offer Space in its "as is" condition, and the construction of improvements in the First Offer Space shall comply with the terms of Section 10 of this Lease.

         41.4 Amendment to Lease. If Tenant timely exercises Tenant's right to lease the First Offer Space as set forth herein, Landlord and Tenant shall within fifteen (15) days thereafter execute an amendment to this Lease for such First Offer Space upon the terms and conditions as set forth in the First Offer Notice and this Section 41. Except as otherwise provided in the Economic Terms in the First Offer Notice, Tenant shall commence payment of Rent for the First Offer Space, and the term of the First Offer Space shall commence upon the date of delivery of the First Offer Space to Tenant (the "FIRST OFFER COMMENCEMENT DATE") and terminate on the date set forth in the First Offer Notice.

         41.5 Termination of Right of First Offer. The rights contained in this Section 41 shall be personal to the Original Tenant, and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant's interest in this Lease other than a Permitted Transferee) if the Original Tenant occupies the entire Premises. Tenant shall not have the right to lease First Offer Space, as provided in this
Section 41, if, as of the date of the attempted exercise of any right of first offer by Tenant, Tenant is in default under this Lease beyond applicable cure periods.

42. ROOF TOP ANTENNAE. Notwithstanding anything to the contrary contained in this Lease, Landlord hereby grants to Tenant, at no additional cost or charge, the right to install, maintain, and operate one satellite dish antenna or other telecommunication device (the "Device") on the roof of the Building and related cabling in the riser or other vertical shaft space in the Building (if any) to points of connection to equipment inside the Premises (collectively, the "Satellite System"), at Tenant's sole cost and expense, on the terms and conditions provided herein.

         42.1 The Satellite System is to be for Tenant's use only and is not to serve or benefit third-parties. The Device shall be located on the roof of the Building in a location reasonably acceptable to Landlord, and Landlord shall designate the riser or other vertical shaft space in the Building in which


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Tenant shall be permitted to locate any cabling that makes up a part of the
Satellite System. Further, the size, height and general specifications of the Device shall be subject to Landlord's reasonable approval. Landlord will permit Tenant reasonable access to the roof and/or vertical riser space (if any), as needed, to install, maintain, and/or remove the Satellite System. Notwithstanding anything to the contrary contained in this Lease, including, without limitation, Section 13 hereof, Tenant shall be responsible for repairing and replacing, at its sole cost and expense, any damage to the Premises or the Building caused by the installation, maintenance, operation or repair of the Satellite System, including, without limitation, any damage caused to the structural components of the Building (including, without limitation, the roof or roof membrane).

         42.2 Tenant will ensure that the Satellite System, and each part of it, will be installed by a licensed contractor in accordance with all local and building rules of construction and codes. Tenant will obtain all FCC and other licenses or approvals required to install and operate the Satellite System.

         42.3 The Satellite System is and shall remain the property of Tenant; provided, however, Landlord may require that Tenant leave the cabling for the Satellite System in place upon the expiration of the Lease Term in which case such cabling shall be and become Landlord's property at such time. Tenant agrees to remove all components of the Satellite System (unless so designated by Landlord) upon the expiration or earlier termination of this Lease and to repair, to Landlord's reasonable satisfaction, all portions of the Premises or Building damaged by the removal of the Satellite System at the expiration or earlier termination of the Lease.

43. BACK-UP GENERATOR. Provided Tenant obtains all required installation permits and all operational permits and provides Landlord with true, correct and complete copies thereof, Tenant may, at Tenant's sole cost and expense, install in a location reasonably approved by Landlord, a fully enclosed generator ("Generator"), together with a fuel tank and any other associated improvements, to provide auxiliary power for the Premises. The installation, maintenance, operation, use and removal of the Generator and associated systems and equipment shall be upon the terms and conditions set forth below:

         43.1 The Generator, fuel tank and other associated improvements shall comply with any and all applicable code requirements, the cost of which compliance shall be entirely borne by Tenant. In no event may Tenant's maintenance and operation of the Generator involve the installation of an underground storage tank. The above-ground storage tank associated with the Generator (the "AST") shall not exceed one hundred (100) gallons in capacity, shall be double-walled, shall contain diesel fuel only (to only power the Generator), and shall employ at a minimum a double containment system whereby if the first containment system fails, a second containment system shall be present to prevent releases of Hazardous Materials. The AST shall be installed by a contractor engaged by Tenant and reasonably approved by Landlord, at Tenant's sole cost and expense. For these purposes, a sealed, uncracked concrete basement slab containment area without drains shall be sufficient to constitute the second containment system, provided it is large enough to completely contain a release of the maximum volume of Hazardous Materials which could be present in the first containment system. All handling, use, storage and disposal of Hazardous Materials relating to the AST and/or the Generator shall be accomplished by Tenant at its sole cost and expense. Upon the expiration or earlier termination of the Term of this Lease, Tenant agrees to (i) promptly remove from the Facility, at its sole cost and expense, the AST (including the basement slab) and the Generator and all Hazardous Materials which are brought upon, stored, used, generated or released upon, in, under or about the Facility or any portion thereof by Tenant or its agents, employees or contractors, and
(ii) return the location to substantially the condition in which it existed prior to Tenant's installation. Tenant shall be solely responsible for complying with any and all Environmental Laws relating to the AST, the Generator and/or Hazardous Materials associated with either of the same, including, without limitation, all permitting obligations. For purposes of the Environmental Laws, Tenant shall be the owner and operator of the AST. Tenant shall be responsible for ensuring compliance by all of Tenant's agents, employees and contractors with all Environmental Laws relating to the AST and/or the Generator. Any acknowledgment, consent or approval by Landlord of Tenant's use or handling of Hazardous Materials in connection with the AST and the Generator shall not constitute an assumption of risk respecting the same nor a warranty or certification by Landlord that Tenant's proposed use and handling of Hazardous Materials is safe or reasonable or in compliance with Environmental Laws.

         43.2 From time to time during the Term and for up to sixty (60) days thereafter, Landlord may, and upon Landlord's request, Tenant shall, retain a registered environmental consultant (the "CONSULTANT") reasonably acceptable to Landlord to conduct an investigation of the Facility (the "ENVIRONMENTAL ASSESSMENT") (i) for petroleum or diesel fuel contamination in, about or beneath the Facility arising from the AST and/or the Generator, and (ii) to assess the activities of Tenant and all of Tenant's Parties for compliance with Environmental Laws relative to the AST and/or the Generator and to recommend the use of procedures intended to reasonably reduce the risk of a release of petroleum or diesel fuel. The cost of the Environmental Assessment shall be the sole responsibility of Landlord; provided, however, if there is a release or if a third-party consultant's report or assessment indicates that there has been a release of petroleum or diesel fuel on, at or from the AST or the Generator, which

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violates or may be deemed to or may ultimately result in a violation of any
Environmental Laws, Tenant shall reimburse Landlord for the cost of the Environmental Assessment within ten (10) days after Tenant's receipt of written demand therefor which is accompanied by a copy of the invoice from the Consultant and a copy of the Environmental Assessment. If Landlord so requires, Tenant shall comply, at its sole cost and expense, with all recommendations contained in the Environmental Assessment, including any reasonable recommendations with respect to precautions which should be taken with respect to Tenant's or Tenant's Parties' activities at the Project relative to the AST and/or the Generator or any recommendations for additional testing and studies to detect the presence of petroleum or diesel fuel relative to the AST and/or the Generator. Tenant covenants to reasonably cooperate with the Consultant and to allow entry and reasonable access to the AST and the Generator for the purpose of Consultant's investigation.

         43.3 In the event the Generator, AST or any associated equipment or system is located in any parking area, the spaces so taken or used for such purpose shall count toward the number of parking spaces afforded to Tenant under the Lease.

         43.4 The provisions of this Article 43 will survive the expiration or earlier termination of the Term of this Lease.


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